Exhibit 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Brian Lavin, President and CEO	Date: December 20, 2005

NTS Realty Holdings Limited Partnership Announces Fourth Quarter Distribution and the Conclusion of a Joint Venture Investment

Louisville, KY (December 20, 2005)(AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a fourth quarter distribution of $0.20 per unit on the Company’s limited partnership units. The distribution will be paid on January 16, 2006, to limited partners of record at the close of business on December 31, 2005.

Brian F. Lavin, the President of the Company’s managing general partner, indicated that, “We are pleased to have met our expected aggregate annual distribution of $0.50 per unit for 2005, which is the first year our limited partnership units were listed on the American Stock Exchange.”

A spokesperson indicated that, “Consistent with the Company’s distribution practice in 2005, the Company anticipates that its first quarter 2006 distribution will be $0.10 per unit, however, the amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions, the need for cash reserves, the amount of the Company’s net cash flow from operations and other factors. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

On an unrelated item, the Company also announced the conclusion of a joint venture investment that the Company entered into with an unaffiliated third party investor in September 2005. As a result of this short-term investment, the two outstanding notes related to this investment that were payable to the Company were satisfied in full and the Company’s entire capital investment was returned. In addition, the Company received a significant additional distribution from the joint venture.

About NTS Realty Holdings Limited Partnership

The Company owns thirty-three properties, comprised of ten multifamily properties, nineteen office buildings and business centers, three retail properties and one ground lease. The properties are located in and around Louisville and Lexington, Kentucky, Orlando and Fort Lauderdale, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

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Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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